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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Form 10 of ST Spin, Inc. of our report dated August 20, 1997 relating to the financial statements and financial statement schedule of Walsh International, Inc., which appear in the 1997 Annual Report on Form 10K of Walsh International, Inc. We also consent to the incorporation by reference in the above-referenced
Form 10 of our report dated August 20, 1997 relating to the financial statement schedule which appears in such Annual Report on Form 10K of Walsh International, Inc.

/s/ PRICEWATERHOUSECOOPERS LLP

Stamford, CT
June 9, 2000